Exhibit 4.3

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 22, 2014, by and between Caesars Entertainment Operating Company, Inc., formerly known as Harrah’s Operating Company, Inc. and a Delaware corporation (the “Company”), and Law Debenture Trust Company of New York, as successor trustee to U.S. Bank National Association under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and Caesars Entertainment Corporation, formerly known as Harrah’s Entertainment, Inc. and a Delaware corporation (“CEC”), have heretofore executed and delivered to the Trustee an Indenture, dated as of September 28, 2005 (as supplemented to the date hereof, the “Indenture”), providing for the issuance of the Company’s 5.75% Senior Notes due 2017 (the “Notes”);

WHEREAS, Sections 9.2 and 9.3 of the Indenture provide, inter alia, that the Company and the Trustee may enter into a supplemental indenture to add, change or eliminate any provision in the Indenture or a supplemental indenture or modify the rights of Noteholders with (x) the written consent of at least a majority in principal amount of the Notes (disregarding Notes held by the Company or any Affiliate of the Company) and (y) with respect to the additions, changes or eliminations set forth in Section 9.3 of the Indenture, the consent of each Noteholder affected by such supplemental indenture;

WHEREAS, the Company entered into a Note Purchase and Support Agreement, dated as of August 12, 2014 (the “Note Purchase and Support Agreement”), by and among the Company, CEC and certain noteholders party thereto, pursuant to which, inter alia, the Company and CEC agreed to purchase certain of the Notes held by such noteholders and replace $41,592,000 aggregate principal amount of Notes held by such noteholders (the “Replacement Notes”) with a new note, the form of which is attached as Exhibit A hereto, and such noteholders provided consent to certain amendments to the Indenture and agreed to receive the Replacement Notes in replacement of the $41,592,000 aggregate principal amount of Notes held by such noteholders;

WHEREAS, Noteholders of the Replacement Notes have consented to the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, and evidence of such consents has been provided by the Company to the Trustee;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Noteholders of the Notes as follows:

SECTION 1. Defined Terms.

(a) For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

SECTION 2. Terms of Replacement Notes. The Replacement Notes shall rank pari passu in right of payment with the Notes issued on September 28, 2005 (the “Existing Notes”) and the terms of the Replacement Notes shall be identical to the Existing Notes other than with respect to the following:

(a) Interest on the Replacement Notes shall accrue from August 22, 2014.

(b) The Replacement Notes shall have the other terms set forth in the form of global note attached hereto as Exhibit A.

SECTION 3. Execution of the Replacement Notes. The Replacement Notes shall be executed on behalf of the Company by an Officer and authenticated by the Trustee upon receipt of a Company Order, pursuant to Section 9.6 of the Indenture.

SECTION 4. Effectiveness. This Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto.

SECTION 5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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SECTION 7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or the statements made in the recitals of this Supplemental Indenture.

SECTION 8. Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Mary E. Higgins
	Name:	Mary E. Higgins
	Title:	Chief Financial Officer

[Signature Page to 5.75% Notes Second Supplemental Indenture]

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

[Signature Page to 5.75% Notes Second Supplemental Indenture]

Exhibit A

FORM OF NOTE

[Insert Global Notes Legend, if applicable to the provisions of the Indenture]

[Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

No.:
CUSIP No.:	Principal Amount: $

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

5.75% Senior Notes due 2017

Caesars Entertainment Operating Company, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      DOLLARS ($                ) on October 1, 2017 (“Maturity”), and to pay interest thereon from August 22, 2014 or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2014 and at Maturity, at the rate of 5.75% per annum, until the principal hereof is paid or duly made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are the registered Holders of the Notes on a subsequent special record date. The Company shall fix the record date and the payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

If any Interest Payment Date, Redemption Date or Maturity Date of any of the Notes is not a Business Day, then payment of principal and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, to the date payment is made.

Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the register or by wire transfer to an account maintained by the payee located in the United States of America.

This Note is one of a duly authorized issue of Notes of the Company (herein called the “Notes”) issued and to be issued under an Indenture dated as of September 28, 2005 (herein called, together with all indentures supplemental thereto, the “Indenture”) among, the Company, Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.) and Law Debenture Trust Company of New York, as successor trustee to U.S. Bank National Association (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes of the series designated on the face hereof, limited in aggregate principal amount to $[                ], subject to the Company’s ability to issue additional notes as provided in the Indenture and to increase or decrease such aggregate principal amount as provided in a schedule attached hereto.

The Notes are senior obligations of the Company. The Indenture imposes certain limitations on the ability of the Company to, among other things, create or incur liens and make certain sale-leaseback transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease substantially all of the property of the Company.

The Notes are subject to redemption prior to the Maturity Date of the principal thereof as provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Notwithstanding the foregoing, in the event of a Qualified Solicitation (as defined below), Holders of the Notes evidenced by this Global Note will be deemed to have consented or approved any act of the Holders of Notes which act has been approved by Holders of at least the Minimum Amount (as defined below) of Notes (other than the Notes evidenced by this Global Note). “Qualified Solicitation” means a solicitation of consents or approvals in compliance with applicable law that (i) has been approved by the Board of Directors of the Company, (ii) does not require any holder of the Notes evidenced by this Global Note to make any purchase or monetary contribution or incur any obligation or liability, and (iii) provides no less favorable consideration to any holder of the Notes evidenced by this Global Note than that provided to any holder of Notes (other than Notes evidenced by this Global Note), taking into account all related agreements and understandings. “Minimum Amount” of Notes means an outstanding principle amount of Notes held by non-Affiliates of the Company equal to 10% of the outstanding principle amount of all Notes (excluding the Notes evidenced by this Global Note and Notes held by Affiliates of the Company).

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable only in registered form without coupons in the denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be governed by the law of the State of New York without regard to the conflict of law principles that would result in the application of any law other than the law of the State of New York.

Capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

FOR, VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

Signature of Signature Guarantor

Signature must be guaranteed by a participant

in a recognized signature guaranty medallion

program or other signature guarantor

acceptable to the Trustee

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT—                         Custodian

TEN ENT—as tenants by the entireties                              (Cust)                          (Minor)

JT TEN—	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian